Exhibit 8.1

Subsidiary	Main activity	Jurisdiction of incorporation	Ownership interest as of December 31, 2020
JSC QIWI	Operation of electronic payment kiosks	Russia	100%
QIWI Bank JSC	Maintenance of electronic payment systems, money transfer, consumer and SME financial services	Russia	100%
QIWI Payments Services Provider Ltd	Operation of on-line payments	UAE	100%
QIWI International Payment System LLC	Operation of electronic payment kiosks	USA	100%
Qiwi Kazakhstan LP	Operation of electronic payment kiosks	Kazakhstan	100%
JLLC OSMP BEL	Operation of electronic payment kiosks	Belarus	51%
QIWI- M S.R.L.	Operation of electronic payment kiosks	Moldova	51%
QIWI ROMANIA SRL[1]	Operation of electronic payment kiosks	Romania	—
QIWI Management Services FZ-LLC[2]	Management services	UAE	—
Attenium LLC	Management services	Russia	100%
Postomatnye Tekhnologii LLC	Logistic	Russia	100%
Future Pay LLC	Operation of on-line payments	Russia	100%
Qiwi Blockchain Technologies LLC	Software development	Russia	100%
QIWI Shtrikh LLC[2]	On-line cashbox production	Russia	—
Factoring PLUS LLC (previously known as QIWI Processing LLC)	Factoring	Russia	51%
Flocktory Ltd	Holding company	Cyprus	100%
Flocktory Spain S.L.	SaaS platform for customer lifecycle management and personalization	Spain	100%
FreeAtLast LLC	SaaS platform for customer lifecycle management and personalization	Russia	100%
ContactPay Solution Ltd	Operation of on-line payments	UK	100%
Rocket Universe LLC	Software development	Russia	100%
Billing Online Solution LLC	Software development	Russia	100%
SETTE FZ-LLC	Operation of on-line payments	UAE	100%
LALIRA DMCC	Operation of on-line payments	UAE	100%
QIWI Finance LLC[3]	Financing management	Russia	100%
Associate
JSC Tochka	Digital services for banks	Russia	40%
Joint ventures
QIWI Platform LLC[4]	Software development	Russia	60%
[1]	The Entity was sold during 2020 for insignificant consideration.
[2]	The Entities were liquidated during 2020.
[3]	The Entity was established during 2020.
[4]	The Group’ share in the Entity was diluted during 2020 with insignificant effect for the financial statements.